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                                                                   EXHIBIT 23.02


                   Consent of KPMG LLP, Independent Auditors

The Board of Directors
Talarian Corporation

We consent to incorporation by reference in the registration statement on Form S-8 dated on or about July 20, 2000 to register common stock associated with the 1991 Stock Option Plan, 1998 Equity Incentive Plan, Non Plan Stock Option Grants, Stock Option Agreements granted by WhiteBarn, Inc. under the WhiteBarn, Inc. Stock Option Plan and the WhiteBarn, Inc. 2000 Equity Incentive Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, of our report dated March 17, 2000, except as to note 10, which is as of July 15, 2000, relating to the consolidated balance sheets of Talarian Corporation and subsidiary as of September 30, 1998 and 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September 30, 1999, which report appears in the prospectus of Talarian Corporation filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Mountain View, California
July 20, 2000